Exhibit 10.24
BRANCH OFFICE AGREEMENT
(NEW INSURANCE AGENCY)
This TWFG BRANCH OFFICE AGREEMENT is entered into as of the _____ day of _______________________, 20____ (“Effective Date”) by, and between TWFG INSURANCE SERVICES, LLC, (“TWFG”), a Texas limited liability company, with its principal offices located at: 1201 Lake Woodlands Drive, Suite 4020, The Woodlands, Texas 77380, and _____________________________________________________________________________________
(Entity or d.b.a.)
a/an  ____________________________________, and _________________________________
(Sole Proprietor, Corporation, etc.)    (Individual Name(s))
(“BRANCH”), whose principal business address is  ____________________________________
_____________________________________________. TWFG and BRANCH are sometimes referred to herein individually as “Party” and collectively as the “Parties.”
INTRODUCTION
BRANCH is an independently owned and operated insurance agency, which does not currently have an existing Book of Business. BRANCH understands it will be one of numerous Branches of TWFG and seeks the benefits of association with TWFG.
TWFG is engaged in the insurance agency business for property, casualty, health, life, and other types of insurance and provides insurance-related services to independent insurance agencies. TWFG has several other branches that are operating under a like, or similar arrangements, to this Agreement.
The Parties wish to establish a framework within which they may facilitate the availability of Insurance Products to Clients through direct sales contacts by BRANCH. As part of this Agreement, TWFG will provide BRANCH with resource and services to grow its Book of Business and will share commissions with BRANCH. Subject to the terms herein, BRANCH’S Book of Business shall remain with TWFG or another TWFG branch. READ THIS AGREEMENT CAREFULLY.
NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I: DEFINITIONS
As used herein, the terms below shall have the following meanings:
“Agreement” means this TWFG Branch Office Agreement and any schedules, amendments or addendums to the TWFG Branch Office Agreement.
“Book” and/or “Book of Business” means the BRANCH s total list of Clients from which policies are currently in force.
“Carrier(s)” means the entity which offers insurance policies or products to Clients. For purposes of this Agreement, a Carrier is any duly licensed insurance company, MGA, insurance agency, or broker-dealer with whom TWFG has a contractual relationship.

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“Client(s)” means individuals or business entities who seek to purchase insurance and insurance products through TWFG, including referrals and prospective clients identified by BRANCH.
“Commission(s)” means a percentage of the Premiums paid by the Carrier, which may vary by Carrier and product sold. For purposes of this Agreement, Commissions include first-year commissions, renewal commissions, trailer commissions, and agency fees paid as the result of the sale of Insurance Products sold to Clients by TWFG and/or BRANCH. Commissions do not include any contingency, additional incentive and/or bonus payments paid by Carriers.
“Confidential Information” means information regarding TWFG’s trade secrets and confidential or proprietary information, including Client information. Client information includes, but is not limited to, information regarding the names, phone numbers, addresses, email addresses, ages, policy history, types of policies, amounts of insurance, premium amounts, the description and location of insured property, the expiration or renewal dates of policies, and other information identifying facts and circumstances specific to the Client and relevant to the sales and servicing of insurance products or subject to any privacy law. Confidential Information also includes Client listings; Client information contained within TWFG’s designated agency management system; proprietary business and development plans of TWFG; forms, manuals, and other training materials provided by TWFG; Carrier contracts, Carrier codes and Carrier login credentials of TWFG; information and materials identified by TWFG or Branch as a trade secret or confidential, and any information concerning other matters affecting or relating to the company that are not otherwise lawfully available to the public. Confidential information may be oral, written, electronic data file or any other medium.
“Gross Revenue” means the full Commissions paid to TWFG by the Carriers. Gross Revenue excludes any contingency, additional incentive and/or bonus payments on TWFG’s entire book of business (which could include BRANCH’s book) and/or overrides paid to TWFG in its capacity as a managing general agent. “BRANCH’s Gross Revenue” means the portion of Commissions received by the BRANCH itself.
“Insurance Agent(s)” means any individual or entity duly licensed by any appropriate regulatory authority and authorized, by contract or otherwise, to sell Insurance Products for Carriers.
“Premiums” means the charge or cost to the Client for the purchase of an insurance policy or product. Premium amounts are solely determined by the Carriers, based upon Carriers’ underwriting and pricing guidelines.
“Insurance Product(s)” means any life insurance, annuity, disability insurance, long-term care insurance, accident insurance, property insurance, casualty insurance, and any other insurance or related product which TWFG has a Carrier(s) and/or a market for purposes of sales by BRANCH.
“Service Providers” means an Insurance Agent, producer, customer service representative, employee, agent, representative, or independent contractor who performs services for BRANCH.
ARTICLE II: SCOPE AND AUTHORITY
2.1    Upon execution of this Agreement, and from time to time thereafter, TWFG shall take all necessary steps to cause BRANCH to become appointed with Carrier(s) as an Insurance Agent of TWFG for the marketing and sale of Insurance Products.

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2.2    BRANCH shall devote its full-time efforts to exclusively sell and promote the sale of Insurance Products offered through TWFG.
2.3    BRANCH shall identify and market itself to the public as a branch of TWFG and must include “TWFG” in its name. The Insurance Agent’s individual name may also be included in BRANCH’s name to identify itself to the public. No other names may be used to identify and market BRANCH to the public unless otherwise agreed in writing by the Parties.
2.4    TWFG may establish certain marketing and branding standards for BRANCH, which are subject to change from time to time. BRANCH shall comply with all marketing and branding standards of TWFG, unless otherwise agreed in writing by the Parties.
2.5    BRANCH shall continuously maintain a formal office in a business setting and available for meeting Clients. BRANCH is not permitted to operate out of an office shared with another business or a home used as a residence. The choice and location of an office must be approved in writing by TWFG.
2.6    BRANCH shall procure and maintain all required state and/or regulatory licenses or appointments necessary for it to perform its services under this Agreement.
2.7    Carrier Relationships. BRANCH acknowledges and agrees that TWFG owns the Carrier contracts, Carrier codes and Carrier required documentation for all Insurance Products sold through TWFG.
2.7.1.    TWFG retains the right to grant and/or terminate BRANCH’s access to any Carrier at any time and for any reason. TWFG may change the list of available Carriers from time to time. All Carriers may not be available in all states and regions. All Carriers may not be available to all branches of TWFG.
2.7.2.    BRANCH acknowledges that a Carrier may grant and/or terminate BRANCH’s access at any time and for any reason, and that a Carrier may unilaterally change the availability of Insurance Products and/or Commissions paid on Insurance Products. BRANCH acknowledges that BRANCH’s access to certain Carriers, the availability of Insurance Products to BRANCH, and the amounts of Commissions paid on Insurance Products are outside the control of TWFG.
2.7.3.    Any change of Carriers, Insurance Products and/or Commissions shall be effective immediately, either from the earlier of:
(a)    the date notice is mailed, electronically mailed, or sent by facsimile by TWFG to BRANCH; or
(b)    the date such action was implemented by Carrier.
2.7.4.    TWFG and Carriers may set certain rules, guidelines and procedures regarding the Insurance Products sold through TWFG, which may change from time to time upon notice to BRANCH. BRANCH agrees to follow all rules, guidelines and procedures of TWFG and Carrier with respect to, without limitation, solicitation, underwriting, extension of credit, and use of propriety materials and property.

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2.7.5.    During the Term of this Agreement, BRANCH shall not seek or accept direct appointments from any Carrier without TWFG’s written consent.
2.7.6.    During the Term of this Agreement, BRANCH shall not directly or indirectly, solicit or sell Insurance Products on behalf of any insurance company, MGA, insurance agency or broker-dealer in which TWFG does not have an appointment. All Insurance Products sold through BRANCH shall be placed exclusively through TWFG contracts with Carriers.
2.7.7.    In the event that BRANCH breaches Section 2.7.5 or 2.7.6, BRANCH shall pay to TWFG all commissions earned and/or received from such Insurance Products sold by BRANCH that were not written pursuant to a TWFG contract with a Carrier. Payment shall be due to TWFG by BRANCH within fifteen (15) days after collection of Premium for such Insurance Products or within sixty (60) days after billing for such Insurance Products, whichever occurs first. BRANCH agrees that in the event of a breach of Section 2.7.5, BRANCH hereby assigns its right to such commissions to TWFG and authorizes the Carrier(s) involved in said transaction to remit any commissions directly to TWFG.
2.8    BRANCH has no authority to act as an agent or to bind TWFG in any way, except for the placement of Insurance Products within the rules, guidelines, and procedures of TWFG and the Carrier. No other authority or power is granted or implied other than what is specifically set out in this Agreement. BRANCH cannot borrow money in the name of TWFG or represent that TWFG will co-sign or guarantee a loan for BRANCH.
2.9    BRANCH agrees to perform all duties and responsibilities under this Agreement faithfully, diligently and to the best of its ability, consistent with the highest and best standards of the industry. BRANCH shall follow all applicable federal, state, and local laws and regulations pertaining to BRANCH’s business. BRANCH shall be responsible for ensuring all of BRANCH’s Service Providers follow all applicable laws and regulations.
2.10    BRANCH agrees to follow the terms of Schedule 1 — Branch Standards and Expectations, which may be amended by TWFG from time to time. TWFG may, from time to time, conduct audits regarding the requirements of the Branch Standards and Expectations. In the event Branch fails to follow the requirements of the Branch Standards and Expectations, TWFG may require BRANCH to employ the efforts of the TWFG Service Center pursuant to Section 7.3.
2.11    During the term of this Agreement, BRANCH owners and Insurance Agents may be required to maintain memberships in one or more of the following professional organizations: a) Independent Insurance Agents and Brokers of America (IIABA), b) Trusted Choice, c) Professional Insurance Agents (PIA) and other local insurance organizations as deemed appropriate by TWFG. The Parties agree that these organizations both promote and set forth accepted and recognized practices of conduct for insurance agents.
2.12    Any services performed by the Parties shall be performed under the terms of this Agreement.

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2.13    BRANCH is an independent contractor of TWFG. Under no circumstances shall either Party be deemed an employee of the other Party. Neither Party shall have power or control over the other Party with respect to:
(a)    its hours or times of operation;
(b)    hours, pay or compensation to employees of either Party; or
(c)    routine decisions in the day-to-day course of business.
TWFG has no power or control over the methods or manner in which BRANCH conducts its business in accordance with the terms of this Agreement. Any and all joint venture or partnership status is hereby expressly denied, and the Parties expressly state that they have not formed, either expressly or impliedly, a joint venture or partnership.
Service Providers of BRANCH.
2.14    BRANCH shall promptly notify TWFG in writing of any Service Provider of BRANCH who performs services for BRANCH under this Agreement.
2.14.1.    BRANCH is responsible to ensure BRANCH’s Service Providers comply with the terms of this Agreement and TWFG Branch Standards and Expectations.
2.14.2.    BRANCH’s Service Providers must sign a Confidentiality and Non-Disclosure Agreement prior to providing services.
2.14.3.    BRANCH shall be solely responsible to pay all compensation to BRANCH’s Service Providers. Any Insurance Agent that sells or solicits any Insurance Products for BRANCH must sign a written agreement that acknowledges TWFG’s ownership interest in Commissions received from Insurance Products sold by the BRANCH through TWFG.
2.14.4.    BRANCH shall provide TWFG with a copy of Service Provider’s insurance license. BRANCH shall not permit any Service Provider to quote, issue policies, counsel clients on coverage, or otherwise perform services of a licensed agent unless the Service Provider is properly licensed in the applicable state to do so.
2.14.5.    BRANCH shall promptly notify TWFG in writing of the termination of any of BRANCH’s Service Provider.
2.15    BRANCH must notify TWFG and receive approval prior to a change in:
(a)    Any ownership of the stock and/or ownership interest in the BRANCH;
(b)    Any principal officer, managing person or designated responsible licensed producer of BRANCH.

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ARTICLE III: OWNERSHIP OF CLIENT ACCOUNTS
3.1    Ownership of Client Accounts. Branch agrees that all Clients, the Book of Business, and any Insurance Products sold by BRANCH during the Term, together with all expirations and other records with respect thereto, and/or any goodwill in therewith, are the exclusive property of TWFG and shall continue as such both during and after termination of this Agreement.
3.2    Except as provided pursuant to Section 14.5.1 or Section 14.5.2, BRANCH shall not assign, sell or transfer, nor shall it permit any individual or entity to encumber, assign, sell or transfer all or any part of the Book of Business subject to this Agreement.
ARTICLE IV: COMPENSATION TO BRANCH
4.1    Ownership of Commissions. All Commissions on the Book of Business, and the right to receive Commissions generated pursuant to the sale of Insurance Products resulting from efforts of BRANCH’s, shall belong to TWFG. BRANCH’s right to compensation is only through this Agreement. BRANCH shall take whatever actions are necessary to remit or direct all Commissions and related commission statements to TWFG.
4.2    For property and casualty business, TWFG shall pay to BRANCH eighty (80%) percent of Commissions received by TWFG for Insurance Products sold and serviced by BRANCH as shown on TWFG’s monthly Commission statements. Any chargebacks or other reductions by Carriers related to BRANCH’s production of business, including but not limited to MVR fees, CLUE fees, and inspection fees shall be deducted from BRANCH’s Commissions. To the extent that TWFG has already paid BRANCH a Commission for which TWFG is required to reimburse a Carrier later, BRANCH agrees to reimburse all such amounts to TWFG within fifteen (15) days after written demand. TWFG, in its discretion, may set off BRANCH’s reimbursement obligations against future payments to BRANCH. Upon BRANCH’s request, TWFG shall provide BRANCH with documentation of all such offsets and reimbursements.
4.3    For life, health, and annuities products, TWFG shall pay to BRANCH variable commission rates depending on the Insurance Product and the Carrier.
4.4    Bonuses. Any and all additional compensation from Carrier, including but not limited to bonuses, profit sharing, incentives, trips, gifts, gift cards, or like items (“Bonuses”) shall belong to TWFG. BRANCH shall take whatever actions necessary to remit or direct all Bonuses to TWFG. Notwithstanding the foregoing, TWFG reserves the right, but not the obligation, in its sole discretion, to distribute all or part of any Bonuses to BRANCH from time to time.
ARTICLE V: RIGHT OF INSPECTION OF BOOKS AND RECORDS
5.1    BRANCH grants TWFG the right, at all reasonable times, to make an examination and audit of BRANCH’s financial books and records and to make copies if deemed necessary by TWFG.
5.1.1.    Examination, audit, and copying can either be by an employee of TWFG or an individual contracted by TWFG to do such inspection.
5.1.2.    Such audit shall be at TWFG’s sole cost and expense unless said audit determines that the financial information and/or Commission statements provided by BRANCH to TWFG were inaccurate by more than five (5%) percent. If the

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audit determines that the financial information and/or Commission statements were inaccurate by more than five (5%) percent, then TWFG may charge BRANCH the expense of said examination and/or audit.
5.2    TWFG grants BRANCH the right, at all reasonable times, to make an examination and audit of TWFG’s financial books and records as they relate to BRANCH and BRANCH’s Book of Business, and to make copies if deemed necessary by BRANCH.
5.2.1.    Examination, audit, and copying can either be by an employee of BRANCH or an individual contracted by BRANCH.
5.2.2.    Such audit shall be at BRANCH’s sole cost and expense unless said audit determines that the financial information and/or Commission Statements provided by TWFG to BRANCH were inaccurate by more than five (5%) percent. If the audit determines that the financial information and/or Commission Statements were inaccurate by more than five (5%) percent, then BRANCH may charge TWFG the expense of said examination and/or audit.
ARTICLE VI: FEES AND EXPENSES
6.1    Branch shall pay TWFG a non-refundable initial startup fee of FIVE THOUSAND AND 00/100 ($5,000.00) DOLLARS, due and payable on the Effective Date of this Agreement.
6.2    BRANCH shall pay TWFG the Monthly Fees as shown on Schedule 2 — Monthly Fees, which are subject to change from time to time with at least (30) days advance written notice. Monthly Fees shall be due on or before the 5th day of each month.
6.3    Monthly fees and/or other amounts owed by BRANCH shall be deducted from BRANCH’S monthly Commissions. Branch authorizes TWFG to charge any remaining balance owed by BRANCH to the credit card on file, deduct by ACH from BRANCH’s operating account on file, or off-set against future Commissions.
6.4    Unless otherwise set forth in this Agreement, each Party shall be solely responsible for all costs and expenses incurred in connection with this Agreement and its own respective operations.
6.5    Errors and Omissions (E&O) Coverage. During the Term of this Agreement, BRANCH shall maintain E&O Coverage, at BRANCH’s sole expense, for Insurance Products sold by BRANCH and insurance-related services provided by BRANCH pursuant to this Agreement.
6.5.1.    TWFG’s E&O Coverage. BRANCH will be included on TWFG’s E&O Insurance Policy (the “Policy”). The Policy is subject to change from time to time and at the reasonable discretion of TWFG. TWFG shall provide BRANCH with written notice of any change in the Policy’s amount, coverage(s), deductible, or monthly fee not less than thirty (30) days before such change. See Schedule 3 — E&O Current Terms and Rates attached for the current monthly fee and deductible per claim. Upon request by BRANCH, TWFG shall provide BRANCH with evidence of such insurance coverage. TWFG reserves the right in its sole discretion to set the deductible for each BRANCH. BRANCH is responsible for the payment of any Policy deductible for any act, error or omission of BRANCH or any of its respective partners, officers, directors,

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employees, representatives, Service Providers or Insurance Agents that results in filing a claim with the Policy. BRANCH acknowledges and agrees any claims brought for negligent errors or omissions for less than the applicable deductible shall be self-insured by the BRANCH. The E&O carrier has the right to deny BRANCH the right to participate in the Policy if BRANCH fails to meet minimum requirements.
6.5.2.    If BRANCH does not qualify for TWFG’s E&O Insurance Policy, BRANCH shall obtain E&O insurance coverage on its own with minimum limits and coverages comparable to TWFG’s E&O Policy. The policy must name TWFG as an additional insured, and BRANCH must provide TWFG evidence of such insurance annually and upon request.
6.5.3.    BRANCH shall cooperate with TWFG in good faith in the defense of any E&O claim brought against BRANCH and/or TWFG.
6.5.4.    BRANCH shall fulfill all TWFG standards and Policy requirements necessary to maintain coverage and shall maintain eligibility during the Term.
6.5.5.    Upon termination of this Agreement by any Party, BRANCH agrees to secure tail coverage for both Parties for a period of one year following termination. The cost of the E&O premium for one year shall be deducted from any monies TWFG owes BRANCH at termination. BRANCH shall pay any remaining amounts within five (5) days of termination.
ARTICLE VII: RIGHT TO REQUIRE BRANCH TO USE TWFG SERVICE CENTER
7.1    The BRANCH shall develop and maintain internal procedures to timely handle customers questions, comments, transactions and complaints.
7.2    If TWFG obtains any written or oral complaints from customers about BRANCH, including but not limited to BRANCH’s failure to timely respond to questions, comments, or transactional issues, BRANCH agrees to cooperate in good faith with TWFG to determine the source of the customer complaints and to rectify any issues.
7.3    If complaints about the BRANCH persist and the identified issues are not corrected, TWFG may require BRANCH to employ the efforts of the TWFG Service Center. The BRANCH shall pay the then existing rates of the TWFG Service Center, until such time that TWFG has determined in its reasonable discretion that BRANCH has resolved the identified issues. The costs of the Service Center are set out on Schedule 4 – TWFG Service Center Fees, which is subject to change from time to time.
ARTICLE VIII: INTELLECTUAL PROPERTY
8.1    BRANCH shall not, without the prior written consent of TWFG, make use of the names “TWFG Holding Company, LLC” “TWFG General Agency, LLC,” “The Woodlands financial Group,” “TWFG,” “TWFG Insurance Services, LLC,” “The Woodlands Insurance Company,” “TWICO” or related logos (collectively “Trademarks”) in any capacity whatsoever; provided, however, that TWFG hereby grants BRANCH a limited, revocable license (the “License”) to use the Trademarks “TWFG

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Insurance Services” and “TWFG” (the “Licensed Marks”) during the Term of this Agreement in connection with the performance of BRANCH’s services under this Agreement.
8.1.1.    BRANCH acknowledges and agrees that TWFG is the exclusive owner of such Trademarks, and that the Trademarks are well established and have a brand recognition with the public.
8.1.2.    BRANCH agrees not to modify any of the Licensed Marks and shall use the Licensed Marks only as permitted and for the purposes contemplated by this Agreement.
8.1.3.    Except for the use of the Licensed Marks for the purposes contemplated by this Agreement, BRANCH shall not use the Trademarks in writing in any form, including, without limitation, direct mail, website, newspaper, magazine, television, and radio advertisement without prior written approval from TWFG.
8.1.4.    BRANCH may not use “TWFG” in its own contracts, agreements, bank accounts, brochures, stationery, business cards, financial statements, or otherwise without written approval from TWFG. TWFG shall not unreasonably withhold its approval if the Licensed Marks are used in connection with BRANCH s use in selling and/or marketing Insurance Products.
8.1.5.    BRANCH further acknowledges that all the goodwill associated with the Licensed Marks, regardless of its source, belongs exclusively to TWFG and remains the property of TWFG upon the termination of this Agreement.
8.1.6.    Any unauthorized use by BRANCH of the Trademarks shall constitute an infringement on the rights of TWFG, for which BRANCH may be liable for damages or subject to equitable relief for the benefit of TWFG. BRANCH’s unauthorized use of the Licensed Marks entitles TWFG to seek injunctive relief in the District Courts of Montgomery County, Texas, without the necessity of posting a bond or other security. TWFG shall also be entitled to any damages associated with BRANCH’s unauthorized use, and such claim shall be made under Article XII of this Agreement.
8.2    Insurance Company Logos or Trademarks of Third Parties. BRANCH shall not display or use in marketing materials the names of any Carrier unless prior approval has been obtained directly from such Carrier. TWFG does not have the authority to make such approval on behalf of Carriers.
8.3    Licensed Materials. During the Term, TWFG may provide BRANCH with the use of a TWFG webpage, software applications, product brochures, marketing materials, written content and other proprietary works of TWFG (“Licensed Materials”). BRANCH hereby acknowledges and agrees, that the Licensed Materials and any intellectual property in or related to the Licensed Materials, including, without limitation, copyrights, copyrightable material, patents, patentable material, trademarks, service marks, and trade secrets (“Licensed Materials IP”) are either owned by TWFG or owned by a third party and licensed to TWFG under a licensing agreement (“Third Party Licensing Agreements”). During the Term of this Agreement, TWFG grants BRANCH a non-exclusive, revocable, limited license to use the Licensed Materials and Licensed Materials IP for the limited purpose of providing services pursuant to this Agreement. BRANCH acknowledges, agrees and warrants that: (a) BRANCH shall be bound to and comply with any and all Third Party Licensing Agreements; (b) Branch shall not use the Licensed

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Materials or the Licensed Materials IP for any purpose other than the limited purpose stated herein; and (c) Branch shall be solely liable for any claims, costs, expenses or damages incurred by any party arising from BRANCH’s breach or default of its obligations and/or warranties in this Paragraph. To the extent allowable under law, BRANCH shall release, defend, indemnify and hold TWFG, including its employees, shareholders, directors, officers, parent companies, insurers, agents, and affiliates, harmless from and against any claim arising from BRANCH’s any breach or default of its obligation and/or warranties in this paragraph.
ARTICLE IX: MANDATORY DATA INPUT
9.1    Agency Management System. Subject to the provisions of Paragraph 8.3 of this Agreement, BRANCH shall be required to use TWFG’s designated agency management system (“AMS”). TWFG currently uses an AMS from Evolution Agency Management, LLC (“EVO”), but reserves the right in its sole discretion to change the designated AMS. BRANCH must follow all applicable terms and conditions required to use and access the AMS.
9.2    BRANCH is required to enter all policy information, including but not limited to Client information, Carrier required documentation, signatures, correspondence and diary events, of all transactions subject to this Agreement into the AMS. This is an absolutely critical function of the relationship between the Parties. BRANCH acknowledges that all data maintained in the AMS, including but not limited to Client information, Commissions, and policy information, is a trade secret of TWFG and remains the property of TWFG.
9.3    BRANCH understands and agrees that BRANCH’s failure to timely input policy information into the AMS may cause harm to the Client and TWFG. If any policy is not timely entered into the AMS, or otherwise remains unclaimed by BRANCH for a period of sixty (60) days after notice has been announced (an “Unclaimed Account”), then BRANCH shall forfeit any Commission for that Unclaimed Account to TWFG. BRANCH may reclaim future renewal Commissions on the Unclaimed Account by providing the necessary policy information to TWFG relating to the Unclaimed Account prior to the first renewal. On accounts reclaimed prior to the first renewal, TWFG shall pay BRANCH’s Commissions pursuant to the terms of this Agreement at the renewal date and thereafter. If BRANCH fails to reclaim the Unclaimed Account before the first renewal date, then BRANCH shall forfeit all future Commissions and ownership of that Unclaimed Account to TWFG.
ARTICLE X: CONFIDENTIAL INFORMATION AND DATA SECURITY
10.1    During the Term of this Agreement, BRANCH shall be given access to Confidential Information of TWFG. BRANCH agrees to maintain the confidentiality of all Confidential Information provided by TWFG and/or obtained by BRANCH in connection with its services under this Agreement. BRANCH shall not use, disclose or permit such information to be used or disclosed at any time prior to or after the termination of this Agreement, except as specifically permitted in writing by TWFG or as provided by the express provisions of this Agreement. BRANCH also agrees to maintain, and cause its Service Provider, agents, and subcontractors to maintain, the terms and conditions of this Agreement strictly confidential and not to disclose same to any third party, except as expressly permitted in writing by TWFG. BRANCH shall be responsible for ensuring that its Service Providers, agents, subcontractors, and contractors abide by the terms of this Section. BRANCH shall exercise the same degree of care and protection with respect to TWFG’s Confidential Information that it exercises with respect to its own Confidential Information, but in no event shall BRANCH exercise less than a reasonable standard of care, and in addition shall not directly or indirectly disclose, copy, distribute, republish or allow any third party

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to have access to any of TWFG’s Confidential Information except to the extent expressly permitted in writing by TWFG. Notwithstanding the above, BRANCH may disclose TWFG’s Confidential Information to its Service Providers, vendors, and agents who have a need to know and only to the extent necessary for BRANCH to perform services under this Agreement, and only to third parties if so required by law (including a court order or subpoena). BRANCH acknowledges that a breach of this Section may cause irreparable harm to TWFG, entitling TWFG to seek injunctive relief, among other remedies, without the necessity of posting a bond or other security. This Section shall survive the termination of this Agreement.
10.2    Unless otherwise authorized in writing, upon the termination of this Agreement or upon the request of TWFG, BRANCH shall promptly either:
(a)    return such Confidential Information and all reproductions and copies thereof, and provide certification to TWFG that all such Confidential Information has been returned; or
(b)    destroy such Confidential Information and provide certification to TWFG that all such Confidential Information has been destroyed.
10.3    Notwithstanding the above, neither Party shall disclose a Client’s nonpublic personal information or confidential data unless the disclosure follows all applicable privacy laws and regulations and the respective Client’s consent. All nonpublic personal information shall be considered Confidential Information and shall not be disclosed to third parties except:
(a)    to process insurance-related transactions;
(b)    to authorized government regulators or as may be required by law;
(c)    in response to a court-issued subpoena; or
(d)    upon written consent of the Client.
10.4    Each Party shall safeguard the confidentiality of such disclosed nonpublic personal information as required by law to the same degree that each Party guards its own nonpublic personal information. Each Party shall comply with the applicable privacy laws and not take any action to cause the other Party to be in breach of the privacy laws affecting it. If the applicable privacy laws change, the Parties shall take such action necessary to comply with the law as it then exists. Subject to compliance with the applicable privacy laws, the Parties may disclose to each other nonpublic personal information of the Clients for the sole purpose of facilitating the delivery of services under this Agreement.
10.5    The Parties acknowledge that this Agreement is a Joint Marketing Agreement as defined in the Gramm-Leach Bliley Act (“GLBA”) as implemented by the NCUA, the Federal Trade Commission (FTC) 16 CFR Section 313.1 et seq., and the SEC. The Parties each shall take whatever measures are necessary to remain in compliance with such privacy regulations. The Parties agree that they themselves shall undertake to fulfill the guidelines set forth by the NCUA and SEC in compliance with the GLBA and to require third parties involved in the resultant contractual relationship to undertake in writing a security information program of compliance with, and fulfillment of the guidelines of, the GLBA and applicable regulations.

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10.6    BRANCH and BRANCH’s Service Providers may be assigned certain login credentials to access Third-Party Services and/or other TWFG software applications. BRANCH agrees to protect the secrecy of such login credentials, and BRANCH shall not share login credentials or permit others to share login credentials, except in situations when a Carrier does not provide unique login credentials. BRANCH is responsible for protecting the security of passwords, and TWFG shall not be held liable for any unauthorized access to Third-Party Service and/or software using BRANCH’s login credentials and/or passwords.
10.7    Security of Nonpublic Personal Information. Each party warrants and represents that it has, and will maintain in effect for so long as it retains nonpublic personal information, adequate administrative, technical, and physical safeguards which will protect such nonpublic personal information from unauthorized transfer or use including, but not limited to, practices and procedures designed to: (a) ensure the security and confidentiality of nonpublic personal information, (b) protect against any unauthorized access to or use of nonpublic personal information and any anticipated threats or hazards to the security or integrity of nonpublic personal information, and (c) inform its agents and Service Providers that the nonpublic personal information is confidential and must not be disclosed other than as is contemplated by this Agreement.
10.7.1.    Each Party has and shall maintain throughout the Term:
(a)    a written security policy that implements reasonable administrative, technical, and physical safeguards designed to protect and prevent unauthorized or prohibited use of nonpublic information; and
(b)    an incident response plan, which is designed to promptly respond to, and recover from, any act or attempt to gain unauthorized access nonpublic information.
10.7.2.    Each Party shall notify the other Party as soon as reasonably practical after becoming aware of an actual occurrence of any circumstance pursuant to which applicable laws and regulations require notification of such event to be given to affected parties and/or regulatory bodies, including any act or attempt to gain unauthorized access to, disrupt, or misuse any nonpublic information.
10.8    Third-Party Vendors/Outsourcing. BRANCH may not outsource services under this Agreement to any third-party vendor with access to Confidential Data, Nonpublic Personal Information, or Licensed Materials (“Third-Party Vendor”) without the prior written consent of TWFG. All Third-Party Vendors must meet minimum requirements for cyber liability insurance and data security as set by TWFG, which may change from time to time. TWFG retains the right, in its sole discretion, to approve or deny BRANCH’s use of any Third-Party Vendor.
ARTICLE XI: REPRESENTATIONS, WARRANTIES, AND COVENANTS
11.1    BRANCH makes the following representations, warranties, and covenants:
11.1.1.    BRANCH is in good standing under the laws of the state in which BRANCH transacts business and has all requisite power and authority to carry on the business in which the BRANCH is engaged pursuant to the provisions of this Agreement.

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11.1.2.    BRANCH has all requisite power and authority to execute, deliver, and perform this Agreement and all other agreements to be executed and delivered by BRANCH in connection herewith. The execution, delivery, and performance of this Agreement has been authorized, executed, and delivered by BRANCH and all of those individuals claiming an ownership interest in BRANCH, and this Agreement constitutes the legal, valid, and binding obligations of BRANCH enforceable against BRANCH in accordance with its terms.
11.1.3.    BRANCH shall, and shall require all Insurance Agents of BRANCH to, maintain all the necessary licenses, permits, and all approvals of any federal, state, or local governmental entity necessary to sell insurance and perform all other acts required under this Agreement.
11.1.4.    BRANCH shall only sell those Insurance Products offered by TWFG. BRANCH agrees it shall not sell any other Insurance Products outside this Agreement.
11.1.5.    BRANCH acknowledges and agrees that it is one of numerous branches of TWFG. TWFG may set up any additional branches in its sole discretion, and these other branches may compete with BRANCH for Clients.
11.1.6.    BRANCH is not subject to any pending non-compete or related contracts which prevent BRANCH from entering into this Agreement or otherwise inhibit BRANCH’s ability to sell insurance. See Schedule 5 — Non-Competition/Non-Solicitation Agreements as to Prior Employer/Agency, attached hereto.
11.2    TWFG makes the following representations, warranties, and covenants:
11.2.1.    TWFG is in good standing under the laws of the states within which TWFG offers Products and has all requisite power and authority to carry on the business in which TWFG is engaged pursuant to the provisions of this Agreement.
11.2.2.    TWFG has all requisite power to execute, deliver and perform this Agreement and all other agreements to be executed and delivered by TWFG in connection herewith. The execution, delivery, and performance of this Agreement have been authorized, executed, and delivered by TWFG, and this Agreement constitutes the legal, valid, and binding obligations of TWFG enforceable against TWFG in accordance with its terms.
11.2.3.    TWFG maintains all the necessary licenses, permits, and all approvals of any federal, state, or local governmental entity necessary for TWFG to sell Insurance Products and to perform all other acts required under this Agreement.
11.2.4.    The performance of the Parties’ obligations hereunder in accordance with the terms of this Agreement shall not, to the knowledge of TWFG, violate any of the provisions of any applicable laws.
ARTICLE XII: INDEMNITY
12.1    BRANCH hereby covenants and agrees to defend, indemnify, and hold harmless TWFG and its officers, directors, shareholders, employees, affiliates, insurers, parent companies

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and agents from, against, and with respect to any and all claims, demands, actions, or causes of actions, losses, liabilities, damages, assessments, deficiencies, taxes, costs, and expenses, including, without limitation, interest, penalties, E&O deductibles, and reasonable attorney fees and expenses, arising out of or resulting from or relating to:
(a)    any breach by BRANCH of any of its covenants or promises in this Agreement;
(b)    the inaccuracy of any representation or warranty by BRANCH in this Agreement;
(c)    any act, error, or omission of BRANCH or any of its respective partners, officers, directors, affiliates, employees, representatives, producers, customer service representatives (CSR), independent contractors, Service Providers and/or Insurance Agents unless such act, error, or omission was at the direction of TWFG.;
(d)    any acts of fraud committed by BRANCH; or
(e)    any liability or expense incurred by BRANCH in its business operations.
12.2    TWFG hereby covenants and agrees to defend, indemnify, and hold harmless BRANCH, its partners, and the respective officers, directors, employees, agents, Service Providers and Insurance Agents of BRANCH from, against, and with respect to any and all claims, demands, actions, or causes of actions, losses, liabilities, damages, assessments, deficiencies, taxes, costs, and expenses, including without limitation interest, penalties, E&O deductibles, and reasonable attorney fees and expenses, arising out of or resulting from or relating to:
(a)    any breach by TWFG of any of its covenants or promises in this Agreement;
(b)    the inaccuracy of any representation or warranty by TWFG in this Agreement; or
(c)    any act, error, or omission of TWFG or any of its officers, directors, or employees.
12.3    It is the expressed intent of this ARTICLE XI that each Party shall pay for, and hold harmless, the other Party for liabilities a Party itself creates or causes. Each Party shall be responsible for its own negligent acts and/or omissions that arise through the operation of this Agreement and shall INDEMNIFY the other Party for any financial loss, including attorney fees that Party incurs due to such errors and/or omissions.
ARTICLE XIII: RIGHT OF OFFSET
13.1    Any indebtedness or obligation (including the indemnity obligation set forth in Sections 12.1 and 12.2 of the Agreement) that either Party may have against the other shall be payable on demand. TWFG has the right to offset any monies owed by BRANCH from BRANCH’s Commissions.

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ARTICLE XIV: TERM AND TERMINATION
14.1    This Agreement shall begin on the Effective Date and shall remain in effect until terminated pursuant to this Article 14 (“Term”).
14.2    This Agreement may be terminated without cause by either Party by giving thirty (30) days advance written notice to the other Party. Unless this Agreement expressly provides otherwise (or by its nature a specific provision cannot survive this Agreement), all provisions of this Agreement shall survive any termination of this Agreement.
14.3    This Agreement may be terminated by either Party in the event of death of BRANCH owner, and BRANCH may exercise either the sale or Buy-Out option under Section 14.5.1 or 14.5.2 below. In the alternative, upon mutual agreement of the Parties, BRANCH may continue operating as a branch of TWFG if a spouse or a representative of the estate holds a valid license, obtains an emergency license from the state department of insurance, or designates a licensed individual, within ninety (90) days. TWFG may require BRANCH to employ the efforts of the TWFG Service Center pursuant to Section 7.3 until a sale or Buy-Out is completed, the licensed individual is designated, or new branch paperwork is completed.
14.4    TWFG may immediately terminate this Agreement if any of the following occur:
(a)    Any BRANCH owner and/or Insurance Agent of BRANCH is convicted of a felony or fined by a regulatory agency (such as a state Department of Insurance) for the violation of law or regulation involving fraud, theft, embezzlement and/or other charge involving dishonesty;
(b)    Any BRANCH owner and/or Insurance Agent of BRANCH is charged by a Carrier, regulatory agency, or a law enforcement agency, with fraud, theft, embezzlement, or any other act or crime involving dishonesty. TWFG may terminate this Agreement immediately if it finds objective and material misrepresentation by BRANCH, including but not limited to a Carrier refusing to allow BRANCH or one of its’ Insurance Agents to sell Insurance Products due to any irregularities in accounting, bookkeeping, or the veracity of information supplied by BRANCH in an application, loss notice, or associated documents sent for the purpose of procuring insurance or the submission of a claim;
(c)    BRANCH loses its insurance license and fails to reinstate said license within thirty (30) days thereof;
(d)    BRANCH is unable to obtain Errors & Omissions insurance at limits required by TWFG or has a lapse in E&O coverage for more than thirty (30) days;
(e)    BRANCH is the subject of any insolvency, receivership or bankruptcy proceeding or any other proceedings for the settlement of debts; BRANCH makes or seeks an assignment for the benefit of creditors; or dissolution of BRANCH.

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(f)    BRANCH materially breaches this Agreement and fails to cure said breach within thirty (30) days of receiving notice of breach.
14.4.1.    Upon any termination of this Agreement pursuant to any subsection of 14.4, BRANCH shall be required to exercise either the sale pursuant to Section 14.5.1 or Buy-Out pursuant to Section 14.5.2.
14.5    Upon any termination of this Agreement pursuant to Section 14.2, the following provisions apply:
14.5.1.    BRANCH shall sell its Book (and its eighty (80%) percent interest in Gross Revenues related to the Book) to either another TWFG-approved BRANCH, or a TWFG-approved Agent, at a negotiated price. TWFG has the right of first refusal for any offer made to BRANCH for its Book. BRANCH must advise TWFG of any offer received within ten (10) days of receipt. If TWFG exercises its’ option, it must close the sale within forty-five (45) days of its’ election to purchase the Book.
14.5.2.    At BRANCH’s election, it may require TWFG to purchase the Book subject to qualifying terms (a “Buy-Out”) and the terms and conditions contained herein. In order to be eligible for a Buy-Out, BRANCH must:
(a)    have been an active producing agent under the terms of this Agreement for a minimum twelve (12) month consecutive period prior to the election to require a buyout;
(b)    for the twelve months immediately preceding the date of termination have had a collective and/or cumulative minimum total BRANCH’s Gross Revenue of $100,000.00 or more; and
(c)    otherwise have been in full compliance with the terms of this Agreement.
(d)    The purchase price for the Book by TWFG shall be its fair market value as agreed upon by TWFG and BRANCH. IF TWFG and BRANCH are unable to agree on the fair market value, then it shall be determined by an independent appraiser jointly selected by TWFG and BRANCH, each of whom shall pay one-half of the fees and costs of the appraiser. Fair market value shall consider the Commissions received by BRANCH and TWFG and TWFG’s existing twenty (20%) percent ownership of such Commissions. If TWFG and BRANCH are unable to agree on the selection of an appraiser within thirty (30) days after notice of BRANCH’S election to require the purchase of the Book by TWFG at a value as determined by an independent appraiser, then each of them shall select an independent appraiser within twenty (20) days after the expiration of such thirty (30) day period. The two appraisers so selected shall each independently appraise the Book and, as long as the difference in the two (2) appraisals does not exceed five (5%) percent of the value of the lower of the two appraisals, the fair market value shall be conclusively deemed to equal the average of the two appraisals. The determination of such appraisers shall be binding on TWFG and

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BRANCH, each of whom shall pay for its own appraiser. If any Party fails to select an independent appraiser within the time specified above, the fair market value of the Book shall be conclusively deemed to equal the appraisal of the independent appraiser timely selected by the other. If the difference between the two appraisals referred to above exceeds five (5%) percent of the lower of the two (2) appraisals, then the two (2) appraisers selected shall select a third appraiser who shall also independently appraise the Book. In such case, the fair market value of the Book shall be the average of the two (2) closest appraisals, and such determination shall be binding on TWFG and BRANCH, each of whom shall pay one half (1/2) of the fees and costs of the third appraiser. In determining the fair market value, the appraisers appointed under this Agreement shall consider all opinions and relevant evidence submitted to them by the Party, or otherwise obtained by them, and shall set forth their determination in writing together with their opinions and the considerations on which the opinions are based, with a signed counterpart to be delivered to each Party, within sixty (60) days after commencing the appraisal. The decision of appraisal is final and not subject to appeal in the absence of fraud. The closing of the transaction shall occur not later than thirty (30) days after the determination of the purchase price. The payment of the purchase price may be made in equal installments over a five (5) year period from the closing of the transaction; or upon pre-negotiated terms agreed upon, in writing, prior to the closing of the transaction.
14.5.3.    Upon any termination of this Agreement, in the unlikely event the payment of Commissions to BRANCH hereunder is found to be invalid or illegal, BRANCH shall have the right to exercise the Buy-Out pursuant to Section 14.5.2. above.
14.5.4.    Any sale pursuant to Section 14.5.1 or Buy-Out pursuant to Section 14.5.2 shall include all of BRANCH’s right to future commission on its Book of Business as of the date of termination of this Agreement.
14.5.5.    Non-Solicitation of Clients. Subject to the sale or Buy-Out set forth in either Sections 14.5.1 or 14.5.2 above, BRANCH, in consideration for the monies received from TWFG, hereby agrees not to directly or indirectly compete with the Book (and Client accounts) included in the transaction between BRANCH and TWFG for a period of two (2) years following the date of the Buyout and within one-mile of the office(s) in the which BRANCH operated as of the date of Buy-Out. This Non-Solicitation Agreement is binding on any person or entity with any ownership interest in the BRANCH and who received money from its’ purchase. The Non-Solicitation Agreement is valid solely for the Clients and Client accounts which comprise the Book of Business as of the date of the Buy-Out. This Agreement shall be binding upon and inure to the benefit of the Party, their successors, assigns, and personal representatives. If BRANCH violates this Non-Solicitation Clause, TWFG may seek injunctive relief in a Court of competent jurisdiction, and BRANCH agrees to pay TWFG’s attorneys fees if TWFG is successful in obtaining an injunction or other affirmative relief.

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14.6    Non-Solicitation of Employees. During the Term of this Agreement and for a period of one year after termination, BRANCH shall not, directly or indirectly, solicit or actively seek to hire any employee, Service Provider and/or Insurance Agent of TWFG without written consent of TWFG.
ARTICLE XV: MEDIATION AND ARBITRATION
15.1    If a dispute arises out of an alleged breach of this Agreement, or the relationship created thereby, the complaining Party must first try, in good faith, to settle any such dispute by mediation. The mediation shall be administered either:
(a)    with the American Arbitration Association (“AAA”) under its Commercial Mediation Procedures; or
(b)    with an agreed-upon mediator as selected by the Parties.
This mediation process, or attempt at mediation, must be done before resorting to arbitration. To invoke this provision, the complaining Party must send a letter to the other stating the general nature of the dispute and requesting mediation. The mediation must occur within ninety (90) days of the date of a Party’s initial letter requesting mediation. If, for any reason, the ninety (90) days has passed, the complaining Party may invoke arbitration procedures as set forth below.
15.2    If mediation (either through AAA or through an agreed mediator) is unsuccessful and/or has not timely occurred, per Section 15.1, any alleged breach or any claim arising out of, or relating to this Agreement, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. Arbitration shall be commenced by the complaining Party sending a letter to the AAA offices in Houston, Texas, with a copy to the address of the other Party and its counsel, if applicable. Thereafter, all procedures are governed by the AAA Rules.
15.3    Regardless of the ultimate outcome of mediation and/or arbitration (or both), each Party shall bear its own respective share of the cost/charges incurred. This cost allocation is to encourage an early resolution of any dispute. The prevailing Party receiving an arbitration award shall be entitled to its attorney fees. Any award of attorney fees to the prevailing Party is capped at $15,000.00. The attorney fees are capped to also encourage an early resolution to any dispute.
15.4    The enforcement of any arbitration award can be made by filing a legal action in any Court of competent jurisdiction. Absent a finding of fraud in the arbitration process itself, the decision or finding in arbitration is final and binding on the Parties.
15.5    If Mediation is unsuccessful, the only exception to the exclusivity of the arbitration process is TWFG’s right to file an action in any Court of competent jurisdiction to enforce the Non-Solicitation Clause of Section 14.5.5 and 14.6 of this Agreement. If TWFG is successful in obtaining an injunction, or other affirmative relief, BRANCH shall owe TWFG’s reasonable attorney fees incurred in bringing such action.
ARTICLE XVI: EXECUTION OF AGREEMENT AND RELATED TERMS
16.1    Except where otherwise stated herein, this Agreement may not be amended except in a writing signed by both Parties.

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16.2    Any notice required or permitted to be given in writing under this Agreement shall be deemed duly given and effective either when served personally, by facsimile, or by electronic mail on the other Party or when placed in the United States mail, postage prepaid, by certified or registered mail, return receipt requested or when received by overnight courier service to the Party at its address as set forth below or as otherwise designated by the Party in writing as follows:
TWFG:    TWFG Insurance Services, LLC
1201 Lake Woodlands Dr., Suite 4020
The Woodlands, Texas 77380
Attn: Richard F. Bunch, III
BRANCH:    ____________________________________
____________________________________
____________________________________
16.3    BRANCH may not assign or transfer this Agreement or any of its rights or obligations hereunder, or contract with any third party to perform any of its responsibilities or obligations relating to this Agreement without the prior written consent of TWFG. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
16.4    If any provision of this Agreement is determined to be void, voidable, invalid, unenforceable, or inoperative for any reason, such holding, declaration, or pronouncement shall not adversely affect any other provision of this Agreement, and this Agreement shall otherwise remain in full force and effect and be enforced in accordance with its terms, including in a manner that may be reasonably required in order to render any provision that has been held, declared, or pronounced, void, voidable, invalid, unenforceable, or inoperative to become valid, enforceable, and operative.
16.5    Failure to enforce any portion of this Agreement on one or more occasions shall not be construed as a waiver, nor shall such failure prevent the later enforcement of said provision.
16.6    This Agreement may be executed in counterparts, in which case, all such counterparts shall constitute one in the same Agreement.
16.7    This Agreement shall be construed in accordance with and governed by the laws of the State of Texas, without giving effect to conflicts of laws.
16.8    The parties agree that the use of electronic signatures for the execution of this Agreement shall be legal and binding and have the same full force and effect as if originally signed.
16.9    The Parties acknowledge and agree that they have had ample opportunity to review this Agreement with their legal counsel and have had equal input into its contents. The Parties further agree that this Agreement shall not be construed either more favorably or more strongly against either Party. The headings in this Agreement are for ease of reference and should be considered by a reading of the Agreement as a whole.
16.10    The Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior negotiations and agreements, whether written or oral.
16.11    Nothing herein contained is intended to confer any right or remedy under or by reason of this Agreement on any person or entity other than the Parties hereto and their respective successors and

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permitted assigns, and no action may be brought against any Party hereto by any third party claiming as a third-party beneficiary to this Agreement or the transactions contemplated herein.
16.12    Once this Agreement is signed by all Parties a copy can be used for all purposes as if it were an original.
16.13    If this Agreement becomes effective at a time when BRANCH is a party to a pre-existing agreement regarding the subject matter contained herein, this Agreement supersedes and replaces any agreement between the parties hereto regarding the subject matter contained herein.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date and year first above written.

BRANCH:	TWFG INSURANCE SERVICES, LLC
A Texas Limited Liability Company
BY:

Name:	BY:
Richard F. Bunch, III
Title:	President & CEO

INDIVIDUALLY
(All Owners or Principals of BRANCH Must Sign)

BY:

Name:

BY:

Name:

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SCHEDULE 1
(RETAIL BRANCH - NEW AGENCY)
BRANCH STANDARDS AND EXPECTATIONS
TWFG Insurance Services was founded with the goal of providing its clients with a variety of coverage choices while providing comprehensive and exemplary personal service, thus earning a reputation for excellence in our industry. With this in mind, branch owners are required to do the following:
    Do not take or AOR clients from another TWFG branch without discussion and agreement with the other branch owner.
    Do not bind business without collecting and remitting money to TWFG home office (agency bill.)
    Follow carrier guidelines, underwriting rules and procedures.
    Use TWFG’s Agency Management System to maintain all prospect, client and policy information including all documents and attachments.
    Represent and brand your office as TWFG Insurance Services. This includes social media, signage, email address, website, phone greeting, letterhead and business cards.
    Regularly maintain diaries.
    Only write business through carriers contracted by TWFG.
    Gain prior approval for all “non-TWFG” produced/published marketing materials.
    Maintain an approved commercial office and obtain prior approval from TWFG prior to moving.
    Project a professional image.
    Be available to support clients.
    Commit to learning all new carriers and keep up to date on all carriers used by your branch.
    Attend carrier training webinars and classes.
    Check and respond to emails and other forms of communication from TWFG home office.
    Attend Annual Agent Convention or one other branch meeting during the calendar year.
    Do not solicit intentionally clients, producers or employees from another TWFG Branch or home office.
These standards are for the betterment and protection of TWFG Branch offices. Failure to comply can put all agents at risk of losing carriers, clients, and support. Failure to follow guidelines can result in a cancellation of your contract with TWFG and/or forfeiture of book of business and right to commissions.
All standards are subject to revisions.

Branch Owner Signature	Date

TWFG The Woodlands Financial Group, 1201 Lake Woodlands Drive, Suite 4020, The Woodlands, TX 77380

SCHEDULE 4
(RETAIL BRANCH - NEW AGENCY)
TEMPORARY SERVICE CENTER AGREEMENT

BRANCH Name:	Key Agent Name:
(If Applicable)
Services Provided.
See attached two pages for list of services provided. BRANCH is still responsible for all new business or application requirements. BRANCH must provide or arrange for its clients or new clients to contact the Service Center. This Service Center Agreement is intended to provide customer service support for BRANCH’s operation but does NOT actually find new customers or generate new sales to BRANCH.
Service Center Fee. In addition to TWFG’s regular 20% of all commissions pursuant to the Branch Agreement, once implemented, an additional 20% of Branch paid commissions for prior 3-month period. This will be calculated on a daily commissionable average with a minimum $50 per day charge.

Date Service to Begin:

Date Service to End:

Does BRANCH want its email to be checked daily?		☐ YES	☐ NO

If Yes: Email Address:	Login:		Password:

Is BRANCH able to transfer its incoming calls?		☐ YES	☐ NO
If Yes, phones must be transferred to:	281-367-3424
If No, voicemail must tell clients to call:	81-367-3424 and go to the “service option.”
Are you able to transfer faxes?		☐ YES	☐ NO
If Yes, faxes must be transferred to:	281-298-8626

DO you want TWFG to quote or Issue new policy business?		☐ YES	☐ NO
**If yes, please check with TWFG for more details.**
It is BRANCH’s responsibility to make sure TWFG is aware and has properly scheduled for BRANCH’S service center needs.

For Corporate Office Use Only:
Date:	Received:
Responded:
Signature:	Accounting:
Approved:
Printed Name:

Position with BRANCH:

TWFG Approved Signature:	Date:

SERVICES PROVIDED BY SERVICE CENTER
New, Renewal and Endorsement Dec’s
    Agency Management System will be updated
    Dec Page will be scanned into Agency Management System
    Insured copy will be forwarded to client
    Diary will include endorsement information
Endorsement Request
    Endorsement will be processed with carrier
    Documents will be provided as needed
    Follow up will occur to finalize endorsement
    Agency Management System will be updated, and an open diary will be created
    Documents will be imaged into Agency Management System
Underwriting for Established Business (not new business)
    Request will be researched and information will be forwarded to the inquiring carrier
    Activity will be documented via open diary in Agency Management System
    Any applicable documents will be scanned into Agency Management System
Cancellation Request
    U/W Request:
Request will be researched and information will be forwarded to carrier to avoid cancellation
    Insured Request:
CSR will process
    Agency Management System will be updated and an open diary will be sent to agent of record
    Any applicable documents will be scanned into Agency Management System
TWIA
    Renewal information will be sent to insured/mortgage company to collect renewal premium
    Agency Management System will be updated and activity will be documented with an open diary to agent of record
    If renewal premium has not been paid one week before renewal, certified notification will be sent to insured
    Any applicable documents will be imaged into Agency Management System
Return Mail
    Client will be contacted to get correct address
    Mail will be forwarded to insured
    Agency Management System and carrier will be updated
    An open diary will be sent to AOR
Billing Inquiry
    Information will be provided to the insured
    Offer will be made to process payment over phone (if option is available)
    Activity will be documented via diary in Agency Management System

Verifying Coverage
    Coverage will be verified
    Changes will be processed (if needed)
    Activity will be documented in Agency Management System with open diary to agent of record
    Any applicable documents will be imaged into Agency Management System
Claims
    Claim information will be taken
    Client will be advised of best interest
    Activity will be documented in Agency Management System via open diary to agent of record
    Any applicable documents will be scanned into agency management system
**QUOTE & ISSUE**
    QUOTE AND ISSUE REQUESTS WILL ONLY BE DONE IF REQUESTED BY Branch with specific instructions.
    If you are out less than 3 days any quote or bind request (unless urgent) will be diarized to you to complete upon return.
    TWFG will consider providing this service on a case by case basis depending upon the time out of office and individual circumstances.

SCHEDULE 5
NON-COMPETE/NON-SOLICITATION AGREEMENTS AS TO PRIOR EMPLOYER/AGENCY
(RETAIL BRANCH - NEW AGENCY)
BRANCH agrees that during the Term of this Agreement, all BRANCH Owners and any staff or producers shall abide by all prior non-compete and/ or non-solicitation agreements or covenants they may have signed or agreed to in the past with any entity other than TWFG.
BRANCH may have developed a relationship with prior policyholders and compiled information concerning the names, address, ages, the description and location of insured’s property, and the expiration and renewal dates of their policies with Branch, and other valuable information concerning their policyholders or other confidential information and trade secrets from previous employers. Should BRANCH had signed or agreed to any agreements acknowledging that this information constitutes trade secrets and confidential business information and was wholly owned by any other entity or individual, BRANCH agrees to take all reasonable steps to maintain the value and confidentiality of such information. Branch will fully comply with all Agreements with a prior employer or agency, and will advise TWFG, in writing, as to such Agreements before beginning its’ relationship with TWFG.
Should Branch take such confidential information and use for his or her own benefit and to the detriment of others it may be deemed a breach of contract and may constitute an injunctive relief from the damaged party to prevent further wrongful conduct by BRANCH. BRANCH agrees to abide by and take all reasonable steps to maintain the value and confidentiality of others property.
TWFG may terminate the BRANCH OFFICE AGREEMENT for cause should BRANCH willfully and intentionally breach any prior agreements. BRANCH shall be solely responsible for all costs and expenses incurred should legal recourses be taken by another party.
BRANCH hereby covenants and agrees to defend, indemnify, and hold harmless TWFG and its officers, directors, employees, and agents from, against, and with respect to any and all claims, demands, actions, or causes of actions, losses, liabilities, damages, assessments, deficiencies, taxes, costs, and expenses, including, without limitation, interest, penalties, E&O deductibles, and reasonable attorney fees and expenses, arising out of or resulting from or relating to any breach by BRANCH of any of its covenants or agreements with prior employers and/or agencies.
BRANCH    ☐ DOES    ☐ DOES NOT have any prior non-compete agreements.
If “DOES,” list name of entity and attach a copy of such agreement:______________________________

Dated:

BY:	BY:

Printed Name	Printed Name

Branch Owner
Title	Title

BRANCH SCHEDULE 6
Hardware, Software & Operating System Requirements
IMPORTANT: Complete form for each computer work station and server to be used with TWFG. Each must meet the specifications listed below. These requirements have nothing to do with servers.

HARDWARE (check yes to indicate you have at least the minimum required)

☐ Yes	☐ No
Computer: Computer with a minimum of 1 GHz or higher. Refer to the paperwork provided when you purchased the computer. Or To check: click on My Computer, click on Control Panel, click on System and look under the General tab.

☐ Yes	☐ No	Computer: Computer with a minimum of 256 MB of Memory or higher. To check: click on My Computer, click on Control Panel, click on System and look under the General tab.

☐ Yes	☐ No	Computer: Computer with a minimum of .5 GB open/free hard drive space. To check: click on My Computer, right click on “C” click on Properties. Open/Free hard drive space is listed.

☐ Yes	☐ No	SCANNER: A multi-page, high quality scanner is essential for daily activities. All documentation is required to be attached within the management system.

☐ Yes	☐ No	FAX: It is necessary that you have a working fax machine or an electronic fax service that allows you to send and receive faxes from your computer.

SOFTWARE (check yes to indicate you have at least the minimum required)

☐ Yes	☐ No	Google Chrome web browser. Can be downloaded for free from https://www.google.com/chrome/

☐ Yes	☐ No	Adobe Acrobat Reader in a version that is current within the last two year. Can be downloaded for free from http://get.adobe.com/reader/otherversions/

OPERATING SYSTEM (check yes to indicate you have at least the minimum required)

☐ Yes	☐ No	Microsoft Windows version 7 or higher operating system. TWFG’s management system does not have full functionality on Mac computers.

Date

Signature

Printed Name

Branch Owner
Title

BRANCH SCHEDULE 7
OFFICE LOCATIONS
TWFG branch offices are typically located in commercial areas such as office complexes, strip-centers, shopping malls, professional office buildings and free-standing commercial locations which are leased or owned by the BRANCH.
BRANCH agrees to maintain a formal commercial office location during the term of their Branch Office Agreement. Prior to moving or changing locations BRANCH will give TWFG at least a 60 day prior notice and must obtain prior approval prior to moving.
RELOCATION GUIDELINES AND REQUIREMENTS
You must obtain TWFG’s written approval before relocating your branch from your existing location. If you have told us that this address is a temporary location, then you must move to a permanent location within a reasonable period of time and must obtain TWFG’s prior written approval of the permanent location. We also prohibit the location or relocation of your branch to any area or facility that does not have a professional appearance or which would not be acceptable to the general business community. You must obtain TWFG’s written approval before closing a branch location from which you operate. Additionally, TWFG must approve the transfer of your branch. The transferor will be required to pass the approval process that all branches must pass in order to be granted a TWFG branch.
The following are not acceptable locations or environments for TWFG Branch locations:
●    Residential Homes
●    Virtual Offices – Office which do not have a permanent office location available to BRANCH.
●    Insurance Offices shared with NON-TWFG Branch agents
●    Non-Professional locations
BRANCH’S LOCATION WILL BE:

Physical:		Mailing:

Address:			Address:

City, St, Zip:			City, St, Zip:

Office is located in a/an:	☐ Strip Center	☐ Office	☐ Executive Suite
	☐ Free-Standing Commercial Building		☐ Other:

Branch must provide TWFG with interior & exterior pictures of the location in a digital format.

The contact numbers for the Branch will be:

Phone:			Fax:

Signature			Date

Printed Name			Date

Branch Owner
Title

BRANCH SCHEDULE 8
Information Needed for P&C Appointment Paperwork
TWFG needs the information below in order to complete carrier appointment forms on your behalf. You will be contacted if any additional information is needed. Forms needing signatures or agent-specific information will be sent to you; you will be responsible for signing these forms and returning them to TWFG to be submitted for you. You will receive final copies of all forms that are submitted.
1.    List any Non-Resident State Licenses: ______________________________________________________
2.    County/Parish Office Located in: _______________________ 3.    Number of Employees: _____________
4.    Marital Status:    ☐ Not Married    ☐ Married (answer questions 4a & 4b)
4a.    Spouse’s Name: _________________________ 4b.  Maiden Name: _____________________________
5.    Place of Birth: _______________________________ 6.   Mother’s Maiden Name: _____________________
7.    Are you a registered FINRA Rep? ☐ No    ☐ Yes (answer questions 7a – 7f)
7a.    Broker Dealer Name: ________________________________________________
7b.    CRD#: ____________________________ 7c.    Completion Date: ___________________________
7d.    Who was your most Recent Anti-Money Laundering Training (AML) with? _________________________
7e.    AML Training Completion Date: ________________________________
7f.    Honors:    ☐ CLU    ☐ ChFC    ☐ CFC    ☐ CFP    ☐ MDRT    ☐ FLMI    ☐ NQA
☐ Other: ___________________________________________________________________
8.    Are you LIFE & HEALTH Licensed? ☐ No    ☐ Yes (Please complete Schedule 9)
9.    Please list all residence addresses you have had during the past 5 years.

From (mm/yy)	To (mm/yy)	Street Address	City, State	Zip

Prior Agency Sales Data - Please provide estimates for the prior year of business at your agency:
Retention Rate (%): ___________ Total Revenue in actual money earned (not Premium): $_________________
New Business Distribution: how much of your last year’s premium was from New Business (%): _____________
Please summarize your production history below:

Carrier	Written Premium	1 yr Loss Ratio	3 yr Loss Ratio	Personal Premium	Commercial Premium	Other Premium

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BRANCH SCHEDULE 8, CONTINUED
Information Needed for Appointment Paperwork
Yes/No Questions

1.	Have you ever had your Insurance Licensed Suspended, Cancelled, or Revoked?				☐ Yes	☐ No
2.	Has and State, Federal, Legal, or Regulatory agency ever filed a complaint against you or have you ever been sanctioned, censured, penalized, or disciplined?				☐ Yes	☐ No
3.	Have you ever been subject to an insurance investigation due to a consumer complaint?				☐ Yes	☐ No
4.	Have you ever been convicted of or pled guilty to any felony or misdemeanor other than a minor traffic offense?				☐ Yes	☐ No
5.	Have you or your agency ever filed for bankruptcy?				☐ Yes	☐ No
6.	Has an E&O carrier ever denied claims, paid claims, or cancelled your coverage?				☐ Yes	☐ No
7.	Are you currently a party to litigation or the subject of investigations?				☐ Yes	☐ No
8.	Have you ever had a bond denied or cancelled?				☐ Yes	☐ No
9.	Do you have any unpaid tax liens?				☐ Yes	☐ No
10.	Are you indebted to any insurance company, general agent, manager, or broker?				☐ Yes	☐ No
11.	If you use a DBA, is your Business Name registered with the Secretary of State and the Department of Insurance? ☐ Yes ☐ No ☐ N/A; I do not use a business name
12.	Have you ever been affiliated with or employed by:
	Allstate	☐ No	☐ Yes, from	to
	Bristol West	☐ No	☐ Yes, from	to
	Farmers	☐ No	☐ Yes, from	to
	Zurich	☐ No	☐ Yes, from	to
I acknowledge that both the GA Independent Agent and the Exclusive Branch offerings have been presented to me and that I am opting for the Exclusive Branch offering.
Initials: ___________________ Date: ____________________
By signing this form, I authorize TWFG to fill out applications for carrier appointments and establish accounts with reporting agencies on my behalf.

Date

Signature

Printed Name
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